THIRD AMENDMENT TO CREDIT AGREEMENT


     This Third Amendment to Credit Agreement ("Third Amendment")dated as of the day of ___________, 1996 among K. Hovnanian Enterprises, Inc. ("Company"), Hovnanian Enterprises, Inc. ("Hovnanian"), the subsidiaries of Hovnanian listed on the signature pages of this Third Amendment (each, together with Hovnanian, a "Guarantor" and collectively the "Guarantors") and Midlantic Bank, N.A. (formerly known as Midlantic National Bank)("Midlantic"), Chemical Bank ("Chemical"), Meridian Bank ("Meridian"), NationsBank, National Association (formerly known as NationsBank of Virginia, N.A.) ("NationsBank"), First National Bank of Boston ("Bank of Boston"), Bank of America Illinois ("B of A Illinois"), The First National Bank of Chicago ("First of Chicago"), Comerica Bank ("Comerica") and Credit Lyonnais New York Branch ("Credit Lyonnais") (each such banking institution individually referred to as a "Bank" and collectively as the "Banks"), and Midlantic Bank, N.A., as Agent for the Banks ("Agent").

                           BACKGROUND

     WHEREAS, pursuant to that certain Credit Agreement, dated as of July 30, 1993, among the Company, certain Guarantors named therein or thereafter added, the Banks named therein, and the Agent (as the same was amended by a certain Amendment to Credit Agreement dated as of July 19, 1994 (the "Amendment") and a certain Second Amendment to Credit Agreement dated as of April 28, 1995 ("Second Amendment") and may be further amended or supplemented from time to time, the "Credit Agreement"), the Banks named therein agreed to make certain loans and extend credit to the Company;

     WHEREAS, the performance by the Company of its obligations under the Credit Agreement and the Notes is guaranteed, jointly and severally, by the Guarantors pursuant to the Guaranties of the Guarantors to each of the Banks (collectively, the "Guaranties");

     WHEREAS, pursuant to a certain Joinder Agreement and related agreements dated December 8, 1993, PNC Bank, National Association ("PNC") joined in the Revolving Credit Commitment and thereby became an Additional Bank thereunder;

     WHEREAS, pursuant to a certain Joinder Agreement ("Meridian Joinder") and related agreements dated January 26, 1994, Meridian joined in the Revolving Credit Commitment and has thereby become an Additional Bank thereunder;

     WHEREAS, pursuant to the Amendment, NationsBank, Bank of Boston, and Continental Bank (now known as Bank of America Illinois) joined in the Revolving Credit Commitment and thereby became Additional Banks thereunder, and the parties made certain other modifications in their financing arrangements;

     WHEREAS, pursuant to Section 8.7(c) of the Credit Agreement and to a certain Joinder Agreement and related agreements dated August 31, 1994, Bank of America National Trust and Savings Association ("B of A") joined in the Revolving Credit Commitment and thereby became the Additional Bank referred to in said Section 8.7(c) of the Credit Agreement and caused the total amount of Revolving Credit Commitments to be increased to $215,000,000;

     WHEREAS, B of A Illinois has obtained by assignment the Revolving Credit Commitment, Revolving Credit Note and outstanding Revolving Credit Loans of B of A and has succeeded to the rights, title, interest and obligations of B of A with respect thereto and under the Credit Agreement and related agreements and documents;

     WHEREAS, as of the date hereof, First of Chicago is obtaining by assignment the Revolving Credit Commitment, Revolving Credit Note and outstanding Revolving Credit Loans of NBD Bank ("NBD") and is succeeding to the rights, title, interest and obligations of NBD with respect thereto and under the Credit Agreement and related agreements and documents;

     WHEREAS, as of the date hereof, Midlantic is obtaining by assignment the Revolving Credit Commitment, Revolving Credit Note and outstanding Revolving Credit Loans of PNC and is succeeding to the rights, title, interest and obligations of PNC with respect thereto and under the Credit Agreement and related agreements and documents;

     WHEREAS, contemporaneously with the execution and delivery hereof, the Revolving Credit Commitment of Summit Bank (formerly known as United Jersey
Bank) in the amount of $20,000,000 is terminated and all outstanding Revolving Credit Loans (with interest accrued to the date of payment) owing to such Bank shall thereupon be paid in full;

     WHEREAS, Comerica and Credit Lyonnais (for the purposes hereof, each individually referred to as a "Joining Bank" and collectively as the "Joining Banks") desire and are willing to join in and assume a Revolving Credit Commitment (each in the amount of $20,000,000) under and thereby become Additional Banks under the Credit Agreement and the Company, the Guarantors, the Banks and the Agent have approved such joinder by the Joining
Banks; and

     WHEREAS, the Company, the Guarantors, the Banks and the Agent desire to further modify the provisions of the Credit Agreement under the terms and conditions set forth in this Third Amendment.

     NOW, THEREFORE, with the foregoing Background incorporated by reference and made part hereof, and intending to be legally bound, the parties hereto promise and agree as follows:

     1. All terms used herein as defined terms and not herein defined shall have the respective meanings ascribed to them in the Credit Agreement.

     2.   The definition of "Commitment Termination Date" contained in Section
1.1 of the Credit Agreement is hereby deleted and replaced in its entirety by the following new definition:
          "Commitment Termination Date" shall mean, with respect to each Bank, March 31, 1999, provided, however, that on or before March 31 of each year, each Bank will review its respective commitment and, in its sole discretion, may extend the Commitment Termination Date for a period of twelve months, provided, that in no event shall the Commitment Termination Date be so extended unless and until all Banks agree to such extension in writing.

     3.   The definition of "Revolving Credit Commitments" contained in Section
1.1 of the Credit Agreement is hereby deleted and replaced in its entirety by the following new definition:
          "Revolving Credit Commitments" means the collective commitments of all the Banks to make the Revolving Credit Loans to the Company pursuant to this Agreement in an aggregate principal amount not to exceed, at any time outstanding, $235,000,000; provided, however, that the Revolving Credit Commitment of each Bank shall at all times be reduced by an amount equal to each such Bank's Revolving Credit Commitment Percentage of any then outstanding Excess Other Senior Homebuilding Indebtedness; and the "Revolving Credit Commitment" of any Bank at any particular time means the respective commitment of such Bank to make Revolving Credit Loans to the Company pursuant to this Agreement in an amount equal to its Revolving Credit Commitment Percentage multiplied by the aggregate principal amount of the Revolving Credit Commitments, all as set forth on Schedule 9 attached hereto.

     4. The definitions of "Libor Based Rate" and "Prime Based Rate" contained in Section 1.1 of the Loan Agreement are hereby deleted and replaced in their entirety by the following new definitions:
          "Libor Based Rate" shall mean, with respect to a specified Interest Period and to the extent applicable with respect to any Bank, that rate of interest per annum which is equal to such Bank's Libor plus the Applicable Libor Margin, plus, for each Bank, the cost (as determined by such Bank whose determination shall be final and conclusive save for manifest error) of maintaining the Reserve Percentage required for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Regulations of the Board of Governors of the Federal Reserve System).

          "Prime Based Rate" shall mean, with respect to any Bank, that rate of interest per annum which is equal to the Prime Rate of such Bank, plus the Applicable Prime Margin.

     5. The following new definitions are hereby added to and deemed incorporated into (in their respective alphabetical order) Section 1.1 of the Credit Agreement:
          "Adjusted Libor Margin" means the Initial Libor Margin as adjusted, up or down, by 12 basis points for each Rating Change by one of the Rating Agencies in such agency's Implied Senior Debt Rating applicable to the Company.

          "Adjusted Prime Margin" means the Initial Prime Margin as adjusted by 12 basis points in the case of each negative Rating Change to the fourth tier or the fifth tier and each positive Rating Change to the fourth tier or the third tier (or adjusted by 6 basis points in the case of each positive Rating Change to the second tier or the first tier and each negative Rating Change to the second tier or the third tier) by one of the Rating Agencies in such agency's Implied Senior Debt Rating applicable to the Company.

          "Applicable Libor Margin" means the Initial Libor Margin or, as the case may be, the Adjusted Libor Margin.

          "Applicable Prime Margin" means the Initial Prime Margin or, as the case may be, the Adjusted Prime Margin.

          "Implied Senior Debt Rating" means the rating, if any, designated by one of the Rating Agencies as its Implied Senior Debt Rating for the Company.

          "Initial Libor Margin" means 200 basis points prior to the date of the Third Amendment and 175 basis points thereafter.

          "Initial Prime Margin" means 50 basis points prior to the date of the Third Amendment and 25 basis points thereafter.

          "Moody's" means Moody's Investors Service, Inc., or any successor.

          "Rating Agency" means each of S&P and Moody's.

          "Rating Change" means a change in the applicable rating among the five tiers on the following chart assigned by one of the respective Rating Agencies as its Implied Senior Debt Rating for the Company (the present assigned rating by each Rating Agency being at (or in the case of Moody's deemed at) the third tier shown below):
          S & P               Moody's             Tiers
          BB+ (or better)     Ba1 (or better)     First
          BB                  Ba2                 Second
          BB-                 Ba3                 Third
          B+                  B1                  Fourth
          B (or worse)        B2 (or worse)       Fifth

          "S & P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor.

          "Third Amendment" means that certain Third Amendment to Credit Agreement dated May 31, 1996 among the Company, the Guarantors identified therein, the Banks identified therein and the Agent.

     6. Paragraph 6.1(a)(xi) of the Credit Agreement is deleted in its entirety and replaced by the following new paragraph:
          (xi) within fifty-five (55) days after each fiscal year end, a certificate containing the calculations to determine the Borrowing Base as well as the calculations to determine compliance or noncompliance, as the case may then be, with subsection 6.2(bb), in each case as of such fiscal year end; and

     7. Paragraph 8.7(c) of the Credit Agreement is hereby further modified to allow and provide for the joinder, pursuant to the terms and conditions of this Third Amendment, of the Joining Banks as Additional Banks under the Credit Agreement and each of their assumption of a Revolving Credit Commitment, as well as the resulting increase in the aggregate Revolving Credit Commitments. The Company shall have no further option pursuant to such paragraph 8.7(c) to add Additional Banks under the Credit Agreement.

     8. Each Joining Bank hereby joins in, and assumes a Revolving Credit Commitment under, the Credit Agreement (as amended hereby) and thereby becomes an Additional Bank there-under. Each Joining Bank shall thereby for all purposes be hereinafter considered a Bank under the Credit Agreement, agrees to be bound by its respective Revolving Credit Commitment set forth herein and the terms of the Credit Agreement (as amended hereby), and shall thereby obtain all benefits and rights of and agree to perform all duties and obligations of a Bank thereunder.

     9. The parties hereto each hereby approve (a) the assignment of all of NBD's rights, title, interest and obligations under the Credit Agreement and related agreements and documents to First of Chicago and (b) the assignment of all of PNC's rights, title, interest and obligations under the Credit Agreement and related agreements and documents to Midlantic.

     10. By reason of the joinder of the Joining Banks as Banks under the Credit Agreement, certain changes being hereby made to the Revolving Credit Commitments of Midlantic and Chemical and the resulting increase in the Revolving Credit Commitments (as contemplated by paragraph 3 above of this Third Amendment), Sixth Replacement Schedule 9 (attached to the Agent's letter to the Banks of November 21, 1995) to the Credit Agreement is hereby replaced and superseded in its entirety by Seventh Replacement Schedule 9 attached to this Third Amendment. All references in the Credit Agreement to Schedule 9 shall hereinafter be deemed for all purposes to refer to Seventh Replacement Schedule 9.

     11. Contemporaneously herewith, the Company shall execute and deliver to each Joining Bank a Revolving Credit Note in the amount of its respective Revolving Credit Commitment and the Guarantors shall each execute and deliver their Guaranty to each Joining Bank. The Company shall also then execute and deliver a replacement Revolving Credit Note to each of Midlantic (to consolidate the two existing notes now held by Midlantic), Chemical, B of A Illinois (to consolidate the two existing notes held by B of A Illinois in the amount of $20,000,000 each into a single note in the amount of $40,000,000) and First of Chicago in the amount of its respective current Revolving Credit Commitment as reflected by this Third Amendment.

     12. The parties acknowledge and agree that the Company need not be in compliance with Subsection 6.2(w) of the Credit Agreement for the first ten (10) Business Days following the date of this Third Amendment. The Banks agree that, to the extent then requested by the Company and subject in any event to the limits of their respective Revolving Credit Commitments, they shall make a Revolving Credit Loan in an amount sufficient so that no violation then occurs with respect to subsection 6.2(w) of the Credit Agreement.

     13. The Credit Agreement is further modified by adding the following new paragraph as paragraph 3.11:
          3.11 Taxes. (a) All payments made by the Company under the Credit Agreement and the Revolving Credit Notes issued from time to time thereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Bank as a result of a present or former connection between the Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Revolving Credit Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Bank thereunder or under the Revolving Credit Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Credit Agreement and the Revolving Credit Notes, provided, however, that the Company shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if (i) such Bank fails to comply with the requirements of paragraph (b) of this subsection or (ii) either of the certifications made by such Bank as set forth in such paragraph is not true and correct with respect to such Bank. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereunder the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of the Credit Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.

      (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) deliver to the Company and the Agent (A) two duly completed copies of United States internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Agent. Such Bank shall certify (i) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Bank or a participant pursuant to subsection 8.7 of the Credit Agreement shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a participant such participant shall furnish all such required forms and statements to the Bank from which the related participation shall have been purchased.

     14. The parties understand and agree that the limitations and provisions of paragraph 8.7 of the Credit Agreement shall not prevent any Bank from transferring its Revolving Credit Loans, Revolving Credit Note and Revolving Credit Commitment to another branch of the same institution.

     15. Contemporaneously with the execution hereof, the Company shall pay an amendment fee, in consideration of the agreements and undertakings of the Banks set forth in this Third Amendment, as follows:
          (a) To each Joining Bank, a payment equal to one-tenth of one percent (.10%) of the amount of the Facility Commitment of each such Bank;
          (b) To each Bank (other than the Joining Banks) whose Facility Commitment is increasing, one-tenth of one percent (.10%) of the amount of the increase in the Facility Commitment of each such Bank (as reflected by Seventh Replacement Schedule 9); and
          (c) To each Bank other than the Joining Banks, three-hundreds of one percent (.03%) of the amount of the Facility Commitment of each such Bank in effect prior to the date of this Third Amendment.

     16. The parties hereto covenant and agree that each of Chemical, B of A Illinois and Midlantic shall be a managing agent (individually referred to as a "Managing Agent" and collectively as the "Managing Agents") who shall perform such duties and responsibilities as the Company, the Agent and the Banks may hereafter request and the Managing Agents shall accept. Without the prior written consent of the Agent, no duty, responsibility, right or option granted to the Agent shall be delegated to any of the Managing Agents and no compensation payable to the Agent shall be shared with the Managing Agents. Except as limited by this paragraph, each disclaimer, exculpation provision, indemnity and other provision contained in Section 9 of the Credit Agreement provided for the benefit of the Agent shall likewise be deemed given to and provided for the Managing Agents.

     17.  The Company hereby warrants and represents as follows:
          (a) There is not currently outstanding any Event of Default of any event which with the giving of notice or the lapse of time or both would become an Event of Default;
          (b) The Company has full power, authority and legal right to execute, deliver and perform under this Third Amendment. The execution, delivery and performance by the Company of this Third Amendment have been duly authorized by all necessary corporate action and are in furtherance of its corporate purposes.
          (c)The Guarantors each have full power, authority and legal right to execute, deliver and perform under this Third Amendment. The execution, delivery and performance by each Guarantor of this Third Amendment have been duly authorized by all necessary corporate action and are in furtherance of its corporate purposes.
        (d) No consent of any other Person (including shareholders of the Company or of any of the Guarantors) and no consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery and performance by the Company and the Guarantors of this Third Amendment.
          (e) The execution, delivery and performance of and compliance with this Third Amendment will not result in any violation of or be in conflict with or constitute a default under any term of the respective certificates of incorporation or bylaws of the Company or any Guarantor, or of any agreement, indenture, mortgage, lease, assignment, note or other instrument to which the Company or any Guarantor is a party or which purports to be binding upon any of them or upon any of their properties or assets, or any judgment, decree, order, law, statute, ordinance, rule or governmental regulation applicable to any of them (except to the extent that any such violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or result in the creation of an Encumbrance upon any of their properties or assets pursuant to any such term.
          (f) The respective representations and warranties of the Company and each of the Guarantors contained in the Credit Agreement are true and complete and correct in all material respects (or as to any representation or warranty which is expressly qualified by reference to the term "Material Adverse Effect", then in all respects) as if made on and as of the date of this Third Amendment, except that the following changes have occurred with respect to the Schedules attached to and made part of the Credit Agreement:
               (i) Schedule 1 has been further modified as a result of the inclusion of additional Guarantors and other Consolidated Subsidiaries since the date of the Second Amendment, each Guarantor executing a separate Joinder Agreement and also executing this Third Amendment in such capacity, and Third Supplement to Schedule 1 reflecting the names and status of all such additional Consolidated Subsidiaries is attached hereto and made part hereof;
               (ii) Seventh Replacement Schedule 9 and Third Replacement
Schedule 11 attached to this Third Amendment are deemed incorporated into the Credit Agreement and Third Supplement to Schedule 1 attached to this Third Amendment is deemed incorporated into Schedule 1 (as previously amended) to the Credit Agreement.

     18. This Third Amendment shall amend and be deemed incorporated into the Credit Agreement as previously amended. To the extent any provision of this Third Amendment is expressly inconsistent with any term or provision of the Credit Agreement, as previously amended, the terms and provisions of this Third Amendment shall control.

     19. This Third Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed and constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company, Hovnanian, the Guarantors, the Banks and the Agent have each executed this Third Amendment as of the date first above written.


By:
J. Larry Sorsby
   Senior Vice President,
   Treasurer and Chief Financial Officer


HOVNANIAN ENTERPRISES, INC.
By:
     J. Larry Sorsby
     Senior Vice President,
     Treasurer and Chief Financial Officer

EASTERN TITLE AGENCY, INC.
CEDAR HILL WATER WORKS CORPORATION
CEDAR HILL SEWER WORKS CORPORATION
0515 CO., INC.
EXC, INC.
DRYER ASSOCIATES, INC.
EASTERN NATIONAL TITLE INSURANCE AGENCY, INC.
EASTERN NATIONAL TITLE INSURANCE AGENCY I, INC.
K. HOVNANIAN ENTERPRISES, INC.
ARROW PROPERTIES, INC.
K. HOVNANIAN AT HOPEWELL III INC.
K. HOVNANIAN AT WAYNE IV, INC.
   (f/k/a K. HOVNANIAN AT  DOVER TOWNSHIP, INC.)
K. HOVNANIAN AT MONTVILLE, INC.
K. HOVNANIAN AT ATLANTIC CITY, INC.
HOVNANIAN AT TARPON LAKES I, INC.
HOVNANIAN AT TARPON LAKES II, INC.
HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
HOVNANIAN GEORGIA, INC.
HOVNANIAN OF PALM BEACH, INC.
HOVNANIAN OF PALM BEACH, II, INC.
HOVNANIAN OF PALM BEACH, III, INC.
HOVNANIAN OF PALM BEACH, IV, INC.
HOVNANIAN OF PALM BEACH, V, INC.
HOVNANIAN OF PALM BEACH, VI, INC.
HOVNANIAN OF PALM BEACH, VII, INC.
HOVNANIAN OF PALM BEACH, VIII, INC.
HOVNANIAN OF PALM BEACH, IX, INC.
HOVNANIAN OF PALM BEACH, X, INC.
HOVNANIAN OF PALM BEACH, XI, INC.
MONTEGO BAY II ACQUISITION CORP., INC.
HOVNANIAN PENNSYLVANIA, INC.
HOVNANIAN PROPERTIES OF ATLANTIC COUNTY, INC.
HOVNANIAN TEXAS, INC.
JERSEY CITY DANFORTH CSP, INC.
K. HOVNANIAN AT ASHBURN VILLAGE
K. HOVNANIAN AT BARDEN OAKS, INC.
K. HOVNANIAN AT KINGS GRANT I, INC.
K. HOVNANIAN AT BERNARDS II, INC.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT BRANCHBURG I, INC.
K. HOVNANIAN AT BRANCHBURG II, INC.
K. HOVNANIAN AT BRANCHBURG III, INC.
K. HOVNANIAN AT BRIDGEWATER V, INC.
K. HOVNANIAN AT BRIDGEWATER II, INC.
K. HOVNANIAN AT BRIDGEWATER III, INC.
K. HOVNANIAN AT BRIDGEWATER IV, INC.
K. HOVNANIAN AT BULL RUN, INC.
K. HOVNANIAN AT BURLINGTON, INC.
K. HOVNANIAN AT CARMEL, INC.
K. HOVNANIAN AT CAROLINA COUNTY CLUB I, INC.
K. HOVNANIAN AT CEDAR GROVE I, INC.
K. HOVNANIAN AT CEDAR GROVE II, INC.
K. HOVNANIAN AT CHAPEL TRAIL, INC.
K. HOVNANIAN AT DELRAY BEACH, INC.
K. HOVNANIAN AT DELRAY BEACH I, INC.
K. HOVNANIAN AT DELRAY BEACH II, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP II, INC.
K. HOVNANIAN AT HORIZON HEIGHTS, INC.
   (f/k/a K. HOVNANIAN AT EAST BRUNSWICK II, INC.)
K. HOVNANIAN AT KLOCKNER FARMS, INC.
K. HOVNANIAN COMPANIES JERSEY SHORE, INC.
K. HOVNANIAN AT EAST BRUNSWICK, INC.
K. HOVNANIAN AT EMBASSY LAKES INC.
K. HOVNANIAN AT FAIRWAY VIEWS, INC.
K. HOVNANIAN AT FT. MYERS I, INC.
K. HOVNANIAN AT FT. MYERS II, INC.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, INC. (f/k/a K. HOVNANIAN AT GALLOWAY, INC.)
K. HOVNANIAN AT LAKEWOOD, INC. (f/k/a K. HOVNANIAN AT GALLOWAY III, INC.) MINERVA GROUP, INC. (f/k/a K. HOVNANIAN AT GALLOWAY IV, INC.)
PARTHENON GROUP, INC. (f/k/a K. HOVNANIAN AT GALLOWAY V, INC.)
K. HOVNANIAN AT MARLBORO TOWNSHIP, INC.
K. HOVNANIAN AT WAYNE V, INC. (f/k/a K. HOVNANIAN AT GALLOWAY VII, INC.)
K. HOVNANIAN AT GALLOWAY VIII, INC.
K. HOVNANIAN AT READINGTON, INC.
K. HOVNANIAN AT HALF MOON BAY, INC.
K. HOVNANIAN AT HOWELL TOWNSHIP II, INC.
   (f/k/a K. HOVNANIAN AT HAMILTON, INC.)
K. HOVNANIAN AT HAMILTON II, INC.
K. HOVNANIAN AT HOPEWELL I, INC.
K. HOVNANIAN AT PLAINSBORO III, INC.
   (f/k/a K. HOVNANIAN AT HOPEWELL II, INC. (a 1989 corp.))
K. HOVNANIAN AT JACKSONVILLE I, INC.
K. HOVNANIAN AT JACKSONVILLE II, INC.
K. HOVNANIAN AT JENSEN BEACH, INC.
K. HOVNANIAN AT JERSEY CITY I, INC.
K. HOVNANIAN AT JERSEY CITY II, INC.
K. HOVNANIAN AT JERSEY CITY III, INC.
K. HOVNANIAN AT LAKE CHARLESTOWN, INC.
K. HOVNANIAN COMPANIES OF NORTH JERSEY, INC.
K. HOVNANIAN AT LAWRENCE GROVE, INC.
K. HOVNANIAN AT LAWRENCE SQUARE, INC.
K. HOVNANIAN AT MAHWAH V, INC.
   (f/k/a K. HOVNANIAN AT LAWRENCE SQUARE II, INC.)
K. HOVNANIAN AT WALL TOWNSHIP II, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK II, INC.
K. HOVNANIAN AT LOWER SAUCON, INC.
K. HOVNANIAN AT MAHOPAC, INC.
K. HOVNANIAN AT EAST WINDSOR I, INC. (f/k/a K. HOVNANIAN AT MAHWAH I, INC.)
K. HOVNANIAN AT MAHWAH II, INC.
K. HOVNANIAN AT MAHWAH III, INC.
K. HOVNANIAN AT MAHWAH IV, INC.
K. HOVNANIAN AT MAHWAH VI, INC.
K. HOVNANIAN AT MEDFORD I, INC.
K. HOVNANIAN AT MONTCLAIR, INC.
K. HOVNANIAN AT MARTIN DOWNS I, INC.
K. HOVNANIAN AT MARTIN DOWNS II, INC.
K. HOVNANIAN AT MERRIMACK, INC.
K. HOVNANIAN AT MERRIMACK II, INC.
K. HOVNANIAN AT MONTGOMERY I, INC.
K. HOVNANIAN AT MONTVILLE, INC.
K. HOVNANIAN AT WALL TOWNSHIP, INC.
K. HOVNANIAN AT WAYNE III, INC. (f/k/a K. HOVNANIAN AT MORRIS II, INC.)
K. HOVNANIAN AT NEWARK I, INC.
K. HOVNANIAN AT WALL TOWNSHIP III, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION I, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION II, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION III, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION IV, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION V, INC.
K. HOVNANIAN AT NORTH BRUNSWICK II, INC.
K. HOVNANIAN AT NORTH BRUNSWICK III, INC.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT ORLANDO I, INC.
K. HOVNANIAN AT ORLANDO II, INC.
K. HOVNANIAN AT ORLANDO III, INC.
K. HOVNANIAN AT ORLANDO IV, INC.
K. HOVNANIAN AT PALM BEACH XIII, INC.
K. HOVNANIAN AT PASCO I, INC.
K. HOVNANIAN AT PASCO II, INC.
K. HOVNANIAN AT PEEKSKILL, INC.
K. HOVNANIAN AT MAHWAH VII, INC. (f/k/a
K. HOVNANIAN AT PISCATAWAY, INC.)
K. HOVNANIAN AT MONTCLAIR, N.J., INC.
K. HOVNANIAN AT THE RESERVE AT MEDFORD, INC.
K. HOVNANIAN AT PLAINSBORO I, INC.
K. HOVNANIAN AT PORT ST. LUCIE I, INC.
K. HOVNANIAN AT RIVER OAKS, INC.
K. HOVNANIAN AT RESERVOIR RIDGE, INC. (f/k/a K. HOVNANIAN AT SOMERSET, INC.)
K. HOVNANIAN AT SOUTH BRUNSWICK, III, INC.
   (f/k/a K. HOVNANIAN AT SOMERSET II, INC.)
K.HOVNANIAN AT PRINCETON, INC. (f/k/a K. HOVNANIAN AT SOMERSET III, INC.)
K. HOVNANIAN AT HOWELL TOWNSHIP, INC. (f/k/a K. HOVNANIAN AT SOMERSET V, INC.)
K. HOVNANIAN AT SOMERSET VI, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK IV, INC.
   (f/k/a/ K. HOVNANIAN AT SOMERSET VII, INC.)
K. HOVNANIAN AT SOMERSET VIII, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK, INC.
K. HOVNANIAN AT SPRING RIDGE, INC.
K. HOVNANIAN AT SULLY STATION, INC.
K. HOVNANIAN AT TARPON LAKES III, INC.
K. HOVNANIAN AT TAUTON, INC.
K. HOVNANIAN AT BRANCHBURG IV, INC. (f/k/a K. HOVNANIAN AT TINTON FALLS, INC.)
K. HOVNANIAN AT WEST ORANGE, INC.(f/k/a K. HOVNANIAN AT TINTON FALLS II, INC.)
K. HOVNANIAN AT UPPER MERION, INC.
K. HOVNANIAN AT VALLEYBROOK, INC.
K. HOVNANIAN AT WALL TOWNSHIP, INC.
K. HOVNANIAN AT WALL TOWNSHIP V, INC.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT WAYNE, INC.
K. HOVNANIAN AT WESTCHESTER, INC.
K. HOVNANIAN AT WOODBRIDGE ESTATES, INC.
K. HOVNANIAN AVIATION, INC.
K. HOVNANIAN COMPANIES OF FLORIDA, INC.
K. HOVNANIAN COMPANIES OF MASSACHUSETTS, INC.
K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.
K. HOVNANIAN COMPANIES NORTHEAST, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
    (f/k/a K. HOVNANIAN COMPANIES OF THE DELAWARE VALLEY, INC.)
K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
K. HOVNANIAN EQUITIES, INC.
K. HOVNANIAN AT MONTVILLE II, INC.
K. HOV INTERNATIONAL, INC.
KINGS GRANT EVESHAM CORP.
K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.
K. HOVNANIAN MARINE, INC.
K. HOVNANIAN MORTGAGE USA, INC.
K. HOVNANIAN OF FLORIDA, INC.
K. HOVNANIAN AT CAROLINA COUNTRY CLUB, INC.
K. HOVNANIAN OF PALM BEACH XIII, INC.
K. HOVNANIAN AT HANOVER, INC.
MOLLY PITCHER CONSTRUCTION CO., INC. (f/k/a MOLLY PITCHER RENOVATIONS, INC.)
K. HOVNANIAN PROPERTIES OF EAST BRUNSWICK II, INC.
K. HOVNANIAN PROPERTIES OF RED BANK, INC.
   (f/k/a K. HOVNANIAN PROPERTIES OF FRANKLIN II,INC.)
K. HOVNANIAN PROPERTIES OF FRANKLIN, INC.
K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK I, INC.
    (f/k/a K. HOVNANIAN PROPERTIES OF GALLOWAY II, INC.)
K. HOVNANIAN PROPERTIES OF ORLANDO, INC.
K. HOVNANIAN REAL ESTATE INVESTMENT, INC.
K. HOVNANIAN REAL ESTATE OF FLORIDA, INC.
K. HOVNANIAN PLAINSBORO, II, INC.
LANDARAMA, INC.
K. HOVNANIAN AT BEDMINSTER, INC.
NEW ENGLAND COMMUNITY MANAGEMENT CO., INC.
NEW K. HOVNANIAN COMPANIES OF FLORIDA, INC.
K. HOVNANIAN TREASURE COAST, INC.
   (f/k/a NEW K. HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.)
PIKE UTILITIES, INC.
PINE BROOK CO., INC.
R.C.K. COMMUNITY MANAGEMENT CO., INC.
RECREATIONAL DEVELOPMENT CORP., INC.
K. HOVNANIAN AT WALL TOWNSHIP IV, INC.
MONTEGO BAY I ACQUISITION CORP., INC.
SOUTH FLORIDA RESIDENTIAL TITLE AGENCY, INC.
K. HOVNANIAN AT NORTH BRUNSWICK IV, INC.
    (f/k/a THE HERITAGE CLUB AT HOLMDEL, INC.)
THE NEW FORTIS CORPORATION
TROPICAL SERVICE BUILDERS, INC.
WESTERN FINANCIAL SERVICES, INC.
K. HOVNANIAN COMPANIES OF CENTRAL JERSEY, INC.
K. HOVNANIAN AT HOLMDEL, INC.
K. HOVNANIAN PROPERTIES OF ATLANTIC COUNTY, INC.
K. HOVNANIAN AT HOLLY CREST, INC.
K. HOVNANIAN AT LAKE CHARLESTON II, INC.
K. HOVNANIAN AT LAKE CHARLESTON III, INC.
K. HOVNANIAN COMPANIES OF NORTH CENTRAL JERSEY, INC.
KHIPE, INC.
K. HOVNANIAN INVESTMENT PROPERTIES, INC.
K. HOVNANIAN AT BELMONT, INC.
K. HOVNANIAN AT CAROLINA COUNTRY CLUB II, INC.
K. HOVNANIAN AT PARK RIDGE, INC.
K. HOVNANIAN AT VALLEYBROOK II, INC.
K. HOVNANIAN AT FAIR LAKES, INC. (f/k/a K. HOVNANIAN AT WATER'S EDGE, INC.)
K. HOVNANIAN AT WINSTON TRAILS II, INC.
K. HOVNANIAN AT FAIR LAKES GLEN, INC.
K. HOVNANIAN AT PEMBROKE SHORES, INC.
   (f/k/a K. HOVNANIAN AT PEMBROKE ISLES, INC.)
K. HOVNANIAN AT COCONUT CREEK, INC.
GOVERNOR'S ABSTRACT CO., INC.
K. HOVNANIAN AT POLO TRACE, INC.
K. HOVNANIAN COMPANIES OF SOUTH JERSEY, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT WAYNE II, INC.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
K. HOVNANIAN AT LA TERRAZA, INC.
   (f/k/a K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA I, INC.)
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
FOUNDERS TITLE AGENCY, INC.
K. HOVNANIAN AT CAROLINA COUNTRY CLUB III, INC.
KHC ACQUISITION, INC.
STONEBROOK HOMES, INC.
K. HOVNANIAN AT STUART ROAD, INC.
K. HOVNANIAN AT BALLANTRAE, INC.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.
K. HOVNANIAN AT EAST WINDSOR II, INC.
    (f/k/a K. HOVNANIAN PROPERTIES OF GALLOWAY, INC.)
BALLANTRAE HOME SALES, INC.
K. HOVNANIAN AT HACKETTSTOWN, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA II, INC.
K. HOVNANIAN AT GREENBROOK, INC. (f/k/a K. HOVNANIAN AT FAIRWAY ESTATES, INC., f/k/a K. HOVNANIAN AT SPRING MOUNTAIN, INC.)
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT PRINCETON, INC.
K. HOVNANIAN AT HUNTER ESTATES, INC.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT RARITAN I, INC.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT BEDMINSTER II, INC.
K. HOVNANIAN AT BERLIN, INC.
K. HOVNANIAN FLORIDA REGION, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP II, INC.
K. HOVNANIAN SOUTHEAST FLORIDA, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN AT SENECA CROSSING, INC.
K. HOVNANIAN AT EXETER HILLS, INC.
K. HOVNANIAN AT EAST BRUNSWICK VI, INC.
K. HOVNANIAN AT INVERRARY I, INC.
K. HOVNANIAN AT MAHWAH IX, INC.
K. HOVNANIAN AT HOPEWELL IV, INC.
K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT LOCUST GROVE I, INC.
   (f/k/a K. HOVNANIAN AT HOPEWELL II, INC. (a 1995 corp.)
K. HOVNANIAN AT BERNARDS III, INC.
K. HOVNANIAN AT BRIDGEWATER VI, INC.
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT TIERRASANTA, INC.
K. HOVNANIAN AT WAYNE VI, INC.
K. HOVNANIAN AT PRESTON, INC.
K. HOVNANIAN AT LAKES OF BOCA RATON, INC.
K. HOVNANIAN AT WINSTON TRAILS, INC.
K. HOVNANIAN AT EAST BRUNSWICK V, INC.
K. HOVNANIAN AT MAHWAH VIII, INC. (f/k/a K. HOVNANIAN AT GALLOWAY II, INC.) BALLANTRAE DEVELOPMENT CORP.
K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.
    (f/k/a K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK III, INC.)
K. HOVNANIAN AT RANCHO CRISTIANITOS, INC.
K. HOVNANIAN AT TROVATA, INC.
K. HOVNANIAN AT THE BLUFF, INC.
    (f/k/a K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK IV. INC.)
K. HOVNANIAN AT SCOTCH PLAINS, INC.
    (f/k/a  K. HOVNANIAN AT WATCHUNG RESERVE, INC.)
K. HOVNANIAN AT EAST BRUNSWICK VII, INC.
    (f/k/a K. HOVNANIAN AT WINDSONG EAST BRUNSWICK, INC.)
K. HOVNANIAN AT SOUTH BRUNSWICK V. INC.
K. HOVNANIAN AT TANNERY HILL, INC.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN AT CRYSTAL SPRINGS, INC.
K. HOVNANIAN AT THE CEDARS, INC.
K. HOVNANIAN CONSTRUCTION MANAGEMENT,  INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT BURLINGTON II, INC.
K. HOVNANIAN AT BURLINGTON III, INC.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT BALLANTREA ESTATES, INC.
K. HOVNANIAN AT SMITHVILLE, INC.
K. HOVNANIAN AT JEFFERSON, INC.
   (f/k/a K. HOVNANIAN AT HERSHEY'S MILL, INC. (aNJ corp.))
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT HERSHEY'S MILL, INC. (a PA corp.)
BALLANTRAE MARINA, INC.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT DOMINION RIDGE, INC.
K. HOVNANIAN AT WALL TOWNSHIP VII, INC.


By:
   J. Larry Sorsby
   Senior Vice President, Treasurer and
   Chief Financial Officer of each of
   the foregoing corporations


MIDLANTIC BANK, N.A. AS AGENT

By:
     Name:  Douglas G. Paul
     Title:  Vice President


MIDLANTIC BANK, N.A.

By:
     Name:  Douglas G. Paul
     Title:  Vice President


CHEMICAL BANK

By:
     Name:
     Title:


THE FIRST NATIONAL BANK OF CHICAGO

By:
     Name:
     Title:


MERIDIAN BANK

By:
     Name:
     Title:


NATIONSBANK, NATIONAL ASSOCIATION

By:
     Name:
     Title:


FIRST NATIONAL BANK OF BOSTON

By:
     Name:
     Title:


BANK OF AMERICA ILLINOIS


By:
     Name:
     Title:


COMERICA BANK


By:
     Name:
     Title:


CREDIT LYONNAIS NEW YORK BRANCH


By:
     Name:
     Title: